UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 10

General Form for Registration of
Securities of Small Business Issuers
Under Section 12(g) of the Securities
Exchange Act of 1934

Universal Solar Technology, Inc.
(Exact Name Of Company As Specified
In Its Charter)

Nevada

26-0768064
(State of
Incorporation)

(I.R.S. Employer
Identification No.)



11811 North
Freeway, Suite
500, Houston, TX

77060
(Address of
Principal Executive
Offices)

(ZIP Code)
,
Company's Telephone Number, Including
Area Code: 832-229-7046

Securities to be Registered Under Section
12(g) of the Act: Common Stock, $0.0001
(Title of Class)

Indicate by check mark whether the
Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definition of "large accelerated filer," "accelerated filer," "smaller reporting company" and
"emerging growth company" in Rule 12b-
2 of the Exchange Act.

Large accelerated
filer ?
Accelerated filer ?
Non-accelerated
filer ?
Smaller reporting
company ?

Emerging growth
company ?

If an emerging growth company, indicate
by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act  ?





TABLE OF CONTENTS

Item

Description

Page





ITEM
1.

DESCRIPTION OF
BUSINESS

1
ITEM
1A.

RISK FACTORS

5
ITEM
2.

FINANCIAL
INFORMATION

11
ITEM
3.

DESCRIPTION OF
PROPERTY

13
ITEM
4.

SECURITY OWNERSHIP
OF CERTAIN
BENEFICIAL OWNERS
AND MANAGEMENT
AND RELATED
SHAREHOLDER
MATTERS

13
ITEM
5.

DIRECTORS AND
EXECUTIVE OFFICERS

14
ITEM
6.

EXECUTIVE
COMPENSATION

15
ITEM
7.

CERTAIN
RELATIONSHIPS AND
RELATED
TRANSACTIONS AND
DIRECTOR
INDEPENDENCE

15
ITEM
8.

LEGAL PROCEEDINGS

15
ITEM
9.

MARKET PRICE OF AND
DIVIDENDS ON THE
COMPANY'S COMMON
EQUITY AND RELATED
STOCKHOLDER
MATTERS

15
ITEM
10.

RECENT SALES OF
UNREGISTERED
SECURITIES

15
ITEM
11.

DESCRIPTION OF
COMPANY'S SECURITIES
TO BE REGISTERED

15
ITEM
12.

INDEMNIFICATION OF
DIRECTORS AND
OFFICERS

16
ITEM
13.

FINANCIAL
STATEMENTS AND
SUPPLEMENTARY DATA

F-1
ITEM
14.

CHANGES IN AND
DISAGREEMENTS WITH
ACCOUNTANTS ON
ACCOUNTING AND
FINANCIAL
DISCLOSURE

17
ITEM
15.

FINANCIAL STATEMENT
AND EXHIBITS

17

i


PART I

ITEM 1. DESCRIPTION OF
BUSINESS

Universal Solar Technologies Inc.
("UNSS", or the "Company") was
incorporated under the laws of the State of Nevada on July 24, 2007. UNSS is a developmental stage corporation formed to provide regulatory compliant capital markets for entrepreneurial companies.

In 2020, despite the challenges of the
year, the Company launched two
entrepreneurial markets, the Entrex
Carbon Market and the Entrex Oil and
Gas Market.   These two markets are 51%
owned, on a NON DILUTIVE BASIS,  by
UNSS with the balance of ownership
distributed to market founders via
DILUTIVE stock.

Each of these markets license Entrex's
blockchain enabled private trading
technology via a license agreement which shares a percent of revenue up to a total combined amount equal to $70,000,000 for the two markets.

Further each market has an evergreen
buy-out agreement with the Entrex
Holding Company (EHCo, LLC) which
can buy the shareholders of each market
when trailing twelve month (TTM)
EBITDA reaches a minimum of
$15,000,000.  The price for the 100%
interests in each market could be
purchased for 17.6 times Trailing Twelve
Month EBITDA or a minimum amount of
$264,000,000 for each market.   The
dilutive and non-dilutive shareholders are treated equally in the buy-out.

The vision of UNSS is to build various
scalable markets for investor to find,
research, track, manage and trade
securities of entrepreneurial companies.
These entrepreneurial companies, which
number 28,000,000 across the United
States, do not have a capital market to
support their capital needs like the
approximate 3400 Companies which the
New York Stock Exchange and NASDAQ
list and trade combined.   The different
markets, created by UNSS, would provide
companies exposure, credibility and
liquidity to the investors who support
these companies.

Furthermore, the Company has found that
equities of these entrepreneurial
companies typically are hard to value and
harder to trade - the securities of these
companies are "sold not bought" on both a
primary and secondary basis.   We have
found if brokers are not richly reward
trades of these companies are difficult to
transact.    In response the Company
focuses on a revenue enhanced debt
security trademarked and branded a
TIGRcub or Top-Line Income Generation
Rights Certificate.

The Company, working with regulated
brokers and investors, has found that the
monthly or quarterly cash-flow of the
TIGRcub allows investors to trade the
security on the Net Present Value or
Discounted Cash-Flow of the security
which provides investors a risk adjusted
return of the cash-flow.   These NPV
calculations has helped allow regulatory compliant primary and secondary transactions of TIGRcubs occur efficiently across the Company's IBM technology platform.

The Company executed a merger
transaction, pursuant to the Form 8K filed
with the SEC, and recently finalized the
required merger documentation.    Former
management was led by Paul D. Landrew
who has become the Chairman of the
Board and Stephen H. Watkins was
elected Chief Executive Officer and
President on 12/14/2020.  Due to the
development stage of the Company Mr.
Watkins focuses on everyday operations
and forward movement of the corporation.
Mr. Watkins works with Thomas Hatfield
who manages Technology as Chief
Technology Officer and is responsible for the Technology highlighted in the IBM case-study on Entrex Blockchain enabled technology platform. Mr. Watkins is responsible for determining the overall direction of the company and its marketing strategy. Mr. Watkins cultivated relationships with brokers and issuers and oversees technology development, sales, and marketing campaigns, website design, and direct the primary operations of the business.

Our Business

Universal Solar Technologies Inc.
("UNSS", or the "Company") was
incorporated under the laws of the State of
Nevada on July 24, 2007. UNSS is a
developmental stage corporation formed
to provide regulatory compliant capital
markets for entrepreneurial companies.
The vision of UNSS is to provide a place
for investor to find, research, track,
manage and trade securities of private
companies.   These companies, which
number 28,000,000 across the United
States, do not have a capital market to
support their capital needs like the
approximate 3400 Companies which the
New York Stock Exchange and NASDAQ
support combined.   The different markets
supported by UNSS allow companies
exposure, credibility and liquidity to the investors who support these companies which are the economic and employment growth sector of the nation.

Our Principal Products And Services

The Company intends to develop scalable,
sector oriented, markets which focus on
geographic or industrial sectors.  The
Company, working with regulated brokers
and investors, has found that the monthly
or quarterly cash-flow of the TIGRcub
allows investors to trade the security on
the Net Present Value or Discounted
Cash-Flow of the security which provides
investors a risk adjusted return of the
cash-flow.   These NPV calculations has
helped allow regulatory compliant
primary and secondary transactions of
TIGRcubs occur efficiently across the
Company's IBM technology platform.

Our Common Stock is Traded on the OTC
Market

Our common stock is traded on the OTC
Markets albeit has had the Caveat Emptor status which we hope to remove by establishing routing investor communications and appropriate filings with the Security and Exchange
Commission's EDGAR.

Stock Ownership of Our Common Stock
after merger

Ownership post-merger, pursuant to the
filed 8k Merger Announcement, shall
provide new shares in the amount equal to
90% distributed to Entrex Shareholders
resulting in UNSS existing shareholders
owning 10% of the combined entity.
Management of Entrex will own a
majority of issued and outstanding shares
of common stock, and will have broad
flexibility in identifying and managing
business direction.   Stock held by
Management shall file Schedule 13D
and/or 13G if and as required and shall
file Form 4 providing notice if any
insiders desire to change their ownership position of unrestricted common stock.

Lack of control over Micro and Macro
economic issues

While we may seek to effect various
regulatory compliant markets across
geographic or sectors the Company has no
control over micro or macro economic
activity and may not be able to control
profitability.   For example the new
Administration may decide to end various tax incentives - or increase them for investors in entrepreneurial businesses which could have a negative or positive effect on our profitability. Management works to ensure appropriate responses to business and political changes but no assurance can be made that profitability goals will be achieved.

Lack of control over Issuer and Investor
Fees

Entrex works through approximately 3900
brokers and/or finders who have
historically provided up to 18 transactions
a day to our origination team and a
significantly smaller number of regulated
brokers who place the finalized originated
transactions.   We have structured fees,
which the Regulator and Administrator
have reviewed, which appear to distribute
fees in an acceptable manner.   If the
Regulator and Administrator decide such
fees require adjustment such adjustments could have a negative or positive effect on our profitability. Management works to ensure appropriate responses to business and political changes but no assurance can be made that profitability goals will be achieved.

Other external factors

Our company and our lack of control of
external factors may:

?
subject us to numerous economic,
competitive, and regulatory
developments, any, or all of which
may have a substantial adverse
impact upon the particular industry in
which we may operate, and

?
result in our dependency upon the
development or market acceptance of
a single or limited number of
products, processes, or services.

The UNSS auditors have expressed
substantial doubt about our ability to
continue as a going concern

The UNSS audited financial statements
for the years ended December 31, 2020
were prepared using the assumption that
we will continue our operations as a going
concern. UNSS' independent accountants
in their audit report have expressed
substantial doubt about our ability to
continue as a going concern. Our
operations are dependent on our ability to
raise sufficient capital or complete
business transactions.   If our financial
statements do not include any adjustments that may result from the outcome of this uncertainty. There is not enough cash on hand to fund our administrative expenses and operating expenses for the next twelve months. Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company's shares of common stock.

Competition

In identifying, evaluating our geographic and sector markets we expect to encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations, either directly or through affiliates. Many if not virtually most of these competitors possess far greater financial, human, and other resources compared to our resources. While we believe that there are numerous potential market sectors that we may identify, our ability to compete will be limited by our limited financial and human resources.
Our inherent competitive limitations are expected by Management to give others an advantage in pursuing the acquisition of a sector markets that we may identify and seek to pursue. Further, any of these limitations may place us at a competitive disadvantage in successfully negotiating a sector market. Our Management believes, however, that our status as a reporting public entity with potential access to the United States public equity markets may give us a competitive advantage over certain privately-held entities having a similar business objective in acquiring a desirable target business with growth potential on favorable terms.

If we succeed in effecting a sector market there will be, in all likelihood, intense competition from existing competitors of the business we acquire. In particular, certain sectors which experience rapid growth frequently attract an increasingly larger number of competitors, including those with far greater financial, marketing, technical, and other resources than the initial competitors in the industry in which we seek to operate. The degree of competition characterizing the industry of any prospective sector market cannot presently be ascertained. We cannot assure you that will have the resources to compete effectively, especially to the extent that a sector market is in a highly visible and growing sector.

Employees

Stephen H. Watkins, our Chief Executive
Officer, is our sole executive officer.  Mr.
Watkins is not obligated to devote any
specific number of hours per week and, in
fact, devotes as much time as he possible
until profitability is reached.   The amount
of time he devotes is based on the
availability of current issuers, and
potential issuers for each of the current
market sectors.   He assembles direct and
indirect employees or third party sub-
contractors as needed for available
demand. Until such time that we need
full-time employees all activities of the business are carried out through external suppliers on an as-need basis.

Conflicts of Interest

Management at this time is not paid a
prevailing wage.   Therefore until such
time Management may have interests with
entities that may have a conflict of interest with the Company. As a result, Management is not precluded from serving as an officer or director of any other entity that is engaged in business activities similar to those of the Company or those that provide services to it.
Management has not identified and is not currently negotiating or working in a business which might have a conflict. In the future, Management may become associated or affiliated with entities engaged in business activities similar to those we intend to conduct. In such event, Management may have conflicts of interest which may affect the profitability of the company.

In the event that a conflict of interest shall arise, Management will consider factors such as reporting status, availability of audited financial statements, current capitalization, and the laws of jurisdictions. If several business opportunities or operating entities approach Management with respect to a business opportunity, Management will consider the foregoing factors as well as the preferences of the Management of the operating company. However,
Management will act in what it believes
will be in the best interests of the
shareholders of the Company.

ITEM 1A. RISK FACTORS

Forward-Looking Statements

This registration statement on Form 10
contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, the market in which we operate, our beliefs and our Management's assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf.
Words such as "expects", "anticipates",
"targets", "goals", "projects", "intends",
"plans", "believes", "seeks", "estimates", variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict or assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements.

Any investment in our shares of common
stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information contained in this annual report before you decide to invest in our common stock. Each of the following risks may materially and adversely affect our business objective, plan of operation and financial condition.
These risks may cause the market price of our common stock to decline, which may cause you to lose all or a part of the money you invested in our common stock.
We provide the following cautionary
discussion of risks, uncertainties, and
possible inaccurate assumptions relevant to our business plan. In addition to other information included in this annual report, the following factors should be considered in evaluating the Company's business and future prospects.

Company has a limited operating history
and very limited resources.

UNSS has just opened the Carbon and Oil
and Gas Markets which are in a
development stage and had limited
primary and secondary trading activity.
Since the 8k announcing the merger the
Company's operations have been limited
and has had no or limited revenues from
operations. Investors will have no basis upon which to evaluate the Company's ability to achieve the Company's business objectives. The Company may not generate significant revenues if the competitive environment and or micro/macro economic factors disfavor the business model/s.

Our accountants have expressed
substantial doubt about our ability to
continue as a going concern.

Pursuant to the filed 2018 and 2019 10Ks our auditors express concern that we will continue our operations as a going concern. Our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Our operations are dependent on our ability to raise sufficient capital or complete business transactions as a result of which we become profitable. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

There is not enough cash on hand to fund our administrative expenses and operating expenses for the next twelve months.
Therefore, we may be unable to continue
operations in the future as a going
concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company's shares of common stock.

The Company has multiple market
sectors in which it has business
opportunities with third parties. Until
such time that the Company can foresee
the scalable nature of the various market sectors the Company is unable to ascertain the merits or risks associated with any particular geographic or industry market sector.

Since the Company has not yet identified additional scalable market sectors there is no basis for investors to evaluate the possible merits or risks of specific sector markets which the Company may scale. If the Company elects to scale a market which turns out to have insufficient issuers or insufficient investors the
Company may be affected by numerous
risks inherent in the operations of those entities. Although the Company's
Management intends to evaluate the risks inherent in a particular market sector, the Company cannot assure you that it will properly ascertain or assess all of the significant risk factors. There can be no assurance that any prospective market sector will benefit shareholders or prove to be more favorable to shareholders than any other market sector for the benefit of shareholders and investors.

Unspecified and unascertainable risks

There is no basis for shareholders to
evaluate the possible merits or risks of the various potential market sectors. To the extent that the Company elects the wrong market sector shareholders could become subject to numerous risks. If the Company effects a market sector in a high-risk industry, the Company will become subject to the currently unascertainable risks of that market sector. Although
Management will endeavor to evaluate the risks inherent in a particular market sector, there can be no assurance that Management will properly ascertain or assess all such risks that the Company perceived at the time of the initiative to launch such market sector.

Dependence on key personnel

The Company is dependent upon the
continued services of Management. To the extent that his services become unavailable, the Company will be required to obtain other qualified personnel and there can be no assurance that it will be able to recruit qualified persons upon acceptable terms.

The Company's sole officer and director
may allocate his time to other businesses activities, thereby causing conflicts of interest as to how much time to devote to the Company's affairs. This could have a negative impact on the Company's ability to consummate a business combination in a timely manner, if at all.

The Company's sole officer and director, Mr. Stephen H. Watkins is not required to commit his full time to the Company's affairs, which may result in a conflict of interest in allocating his time between the Company's business and other businesses.
The Company does not intend to have any
full-time employees prior to the Company reaching profitability or until it has raised enough capital to compensate
Management and employees.

If Management's other business affairs
require him to devote more time to such
affairs, it could limit his ability to devote time to the Company's affairs and could have a negative impact on the Company's ability to reach profitability.
Furthermore, we do not have an
employment agreement with Mr. Watkins.
For the period ending December 31, 2020
the Company has accrued compensation
for certain sub-contractors in exchange for services. If the company were unable to compensate these liabilities the services provided may be canceled which could have significant effect on the Company.

The Company may be unable to obtain
additional financing or complete
transactions across existing market
sectors and/or to fund the operations and growth of the any or all market sectors which could compel the Company to restructure the business or to entirely abandon a particular market sector.

The Company currently is cash-flow
neutral.   If we require funds for a
particular market sector we will be
required to seek additional financing,
which may or may not be available on
terms and conditions satisfactory to the Company, if at all. To the extent that additional financing proves to be unavailable when and if needed we would be compelled to restructure the transaction or abandon that particular market sector and seek an alternative business model.
In addition, if we consummate a market
sector and/or transactions we may require additional financing to fund the operations or growth of the sector market. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the market sector. The Company's officer, director or stockholders are not required to provide any financing to us in connection with or after a market sector has been launched.

The Company has limited resources and
there is significant competition for
market sector opportunities.

The Company expects to encounter
intense competition from other entities
having a business objective similar to the Company's, including venture capital funds, leveraged buyout funds and operating businesses competing for dominance of market sectors. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human, and other resources than the Company does and the Company's financial resources are limited when contrasted with those of many of these competitors. While the Company believes that there are numerous potential target market sectors it could launch, the Company's ability to compete in certain sectors will be limited by the Company's limited financial resources. This inherent competitive limitation gives others an advantage compared to the Company.

The Company may be unable to obtain
additional financing, if required, or to fund the operations and growth of the various market sectors, which could compel the Company to restructure or abandon all or some of its market sectors.

We may be required to seek additional
financing. We cannot assure you that such financing would be available on acceptable terms, if at all. If additional financing proves to be unavailable, we would be compelled to restructure the transaction or abandon any or all of our market sectors seek alternative opportunities. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business.

Financing requirements to fund
operations associated with reporting
obligations under the Exchange Act.

The Company has limited revenues and is
dependent upon the willingness of the
Company's Management to fund the costs
associated with the reporting obligations under the Exchange Act, other administrative costs associated with the Company's corporate existence and expenses related to the Company's business objective. The Company believes that it will have available sufficient financial resources available to pay accounting and other professional fees and other miscellaneous expenses that may be required until the Company finalizes transactions associated with the active market sectors.

We are dependent upon interim funding
provided by Management or an affiliated
party to pay professional fees and
expenses. Our Management has provided
funding, without formal agreement, as has been required to pay for accounting fees and other administrative expenses of the Company.

The Company currently has opportunities
within the active market sectors which
may provide cash flow needed for
operations. The costs of operations until the point of cash-flow and filing
Exchange Act reports, for what may be an unlimited period of time, will be paid by our sole officer and director, or an affiliated party. Mr. Watkins and/or an affiliated party have informally agreed to pay the Company's expenses in the form of advances that accrue, are unsecured, but bear interest. The Company intends to repay these advances when it has the cash resources to do so. Services provided to the Company are to manage the day to day operations of the Company, manage and develop technology and take the necessary actions to enable the Company to become a viable operating entity.

Based on Mr. Watkins (et al) resource
commitment to fund our operations, we
believe that we will be able to continue as a going concern until such time as we conclude various ongoing business transactions. During the next 12 months we anticipate incurring costs related to:

?
filing of Exchange Act reports.

?
franchise fees, registered agent fees,
legal fees, and accounting fees, and

?
investigating, analyzing, and
consummating various market sectors

We estimate that we will be able to meet these costs as necessary through loans/advances from Management or affiliated parties until the Company is profitable.

The Company's Management is in a
position to influence certain actions
requiring stockholder vote.

The Company's sole officer owns and/or
controls a majority of the Company's
stock post merger.   Management has no
present intention to call for an annual
meeting of stockholders to elect new
directors prior to the successful merger.
As a result, our current director will
continue in office at least until the
consummation of the business
combination. If there is an annual meeting of stockholders for any reason, the Company's Management has broad discretion regarding proposals submitted to a vote by shareholders as a consequence of Management's significant equity interest. Accordingly, the
Company's Management will continue to
exert substantial control at least until the consummation of the merger.

Broad discretion of Management

Any person who invests in the Company's
common stock will do so without an
opportunity to evaluate the specific merits or risks of any prospective or ongoing market sector. As a result, investors will be entirely dependent on the broad discretion and judgment of Management in connection with the direction of the Company. There can be no assurance that determinations made by the Company's
Management will permit us to achieve the Company's business objectives.

Reporting requirements may delay or
preclude a business decision

Pursuant to the requirements of Section 13 of the Exchange Act, the Company is required to provide certain information about significant acquisitions and other material events. The Company is expecting to file quarterly reports on Form
10-Q and annual reports on Form 10-K
which annual report must contain the
Company's audited financial statements.
Since the merging company is unaudited
and the time and costs that may be
incurred may prove to beyond the
Company resources the Company has
elected to execute an Asset Purchase
Agreement pursuant to the terms and
conditions originally outline in the filed 8-
K.

If the Company, post merger, is deemed
to be an investment company, the
Company may be required to institute
burdensome compliance requirements
and the Company's activities may be
restricted, which may make it difficult for the Company to compete.

The Company does not believe that its
anticipated post merger activities will
subject it to the Investment Company Act of 1940. If the Regulator or Administrator determine such the future profitability of the company could be affected andcould have a material adverse effect on our business and plan of operation and the price of our stock held by the public stockholders.

The Company has no "Independent
Director", so actions taken and expenses incurred by our officer and director on behalf of the Company will generally not be subject to "Independent Review".

Our director owns or controls a significant portion of our common stock and therefore may receive reimbursement for out-of-pocket expenses incurred by him in connection with activities on the
Company's behalf.  There is no limit on
the amount of these out-of-pocket
expenses and there will be no review of
the reasonableness of the expenses by
anyone other than our board of director, which consist of one directors who may seek reimbursement. Our director will not be deemed "independent," and therefore the Company will generally not have the benefit of independent director examining the propriety of expenses incurred on our behalf and subject to reimbursement.
Although the Company believes that all
actions taken by our director on the
Company's behalf will be in the
Company's best interests, the Company
cannot assure the investor that this will be the case. If actions are taken, or expenses are incurred that are not in the Company's best interests, it could have a material adverse effect on our business and plan of operation and the price of our stock held by the public stockholders.

General Economic Risks.

The Company's current and future
business objectives and plan of operation are likely dependent, in large part, on the state of the general economy. Adverse changes in economic conditions may adversely affect the Company's business objective and plan of operation. These conditions and other factors beyond the Company's control include also, but are not limited to regulatory changes.

Risks Related to Our Common Stock

Trading of the Company's shares of
common stock.

Shares current can trade on OTC Markets
however there can be no assurance that
there will be a liquid trading market for the Company's common stock following the merger outlined in the filed 8-K. In the event that liquidity changes from OTC
Markets there can be no assurance as to
the market price of the Company's shares of common stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained.

Rule 144 Related Risks

The SEC adopted amendments to
Rule 144 which became effective on
February 15, 2008. These Rule 144
amendments apply to securities acquired
both before and after that date. Generally, under the Rule 144 amendments, a person who has beneficially owned restricted shares for at least six months would be entitled to sell their securities provided that: (i) such person is not deemed to have been an affiliate at the time of, or at any time during the three months preceding, a sale; (ii) we are subject to and are current in the Exchange Act periodic reporting requirements for at least 90 days before the sale; and (iii) if the sale occurs prior to satisfaction of a one-year holding period, provided current information is available at the time of sale.

Persons who have beneficially owned
restricted shares for at least six months but who are affiliates at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three months only a number of securities that does not exceed the greater of either of the following: (i) 1% of the total number of securities of the same class then outstanding; or (ii) the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale; provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales by affiliates must also comply with the manner of sale, current public information, and notice provisions of
Rule 144.

These Rule 144 related risks are subject to
further restrictions in the event that the
Exchange Act reporting company is
deemed to be a Shell Company.    While
we believe the Company post acquisition
will not be considered a Shell Company it could have a material adverse effect on our business and plan of operation and the price of our stock held by the public stockholders.

Restrictions on the Reliance of Rule 144 by Shell Companies or Former Shell
Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are or previously were, blank check companies. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for the resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

?
The issuer of the securities that was
formerly a shell company has ceased
to be a shell company;


?
The issuer of the securities is subject
to the reporting requirements of
Section 13 or 15(d) of the Exchange
Act;


?
The issuer of the securities has filed
all Exchange Act reports and material
required to be filed, as applicable,
during the preceding 12 months (or
such shorter period that the issuer
was required to file such reports and
materials), other than Current Reports
on Form 8-K; and


?
At least one year has elapsed from
the time that the issuer filed current
comprehensive disclosure with the
SEC reflecting its status as an entity
that is not a shell company.

As a result, we believe that pursuant to Rule 144, if the SEC suggests we were a Shell Company that stockholders who receive or received restricted securities in our merger may will not be able to sell our shares without registration until one year after we have completed the merger.

Further, if the SEC deems the merger
transaction is of a Shell company the
transaction may not occur in the manner
anticipated which may effect the price of the Company's shares.

Rule 145 Related Risk

Under the new amendments, affiliates of a merging company who receive registered shares in a Rule 145 business combination transaction, and who do not become affiliates of the acquirer, will be able to immediately resell the securities received by them into the public markets without registration (except for affiliates of a shell company as discussed in the following section). However, those persons who are affiliates of the acquirer, and those who become affiliates of the acquirer after the acquisition, will still be subject to the Rule 144 resale conditions generally applicable to affiliates, including the adequate current public information requirement, volume limitations, manner-of-sale requirements for equity securities, and, if applicable, a Form 144 filing.

Application of Rule 145 to Shell
Companies

Public resale of securities acquired by
affiliates of acquirers and target
companies in business combination
transactions involving shell companies, if deemed one, will continue to be subject to restrictions imposed by Rule 145. If the business combination transaction is not registered under the Securities Act, then the affiliates must look to Rule 144 to resell their securities (with the additional
Rule 144 conditions applicable to shell
company securities). If the business
combination transaction is registered
under the Securities Act, then affiliates of the acquirer and target company may resell the securities acquired in the transaction, subject to the following conditions:

?
The issuer must meet all of the
conditions applicable to shell
companies under Rule 144;


?
After 90 days from the date of the
acquisition, the affiliates may resell
their securities subject to Rule 144's
volume limitations, adequate current
public information requirement, and
manner-of-sale requirements;


?
After six months from the date of the
acquisition, selling security-holders
who are not affiliates of the acquirer
may resell their securities subject
only to the adequate current public
information requirement of Rule 144;
and


?
After one year from the date of the
acquisition, selling security-holders
who are not affiliates or the acquirer
may resell their securities without
restriction.

Application of Rule 419 to Shell
Companies

The provisions of Rule 419 apply to
registration statements filed under the
Securities Act of 1933, as amended, by a blank check company. Rule 419 requires that a blank check company filing such registration statement deposit the securities being offered and proceeds of the offering into an escrow or trust account pending the execution of an agreement for an acquisition or merger.

In addition, the Company is required to
file a post-effective amendment to the
registration statement upon the execution of an agreement for such acquisition or merger. The rule provides procedures for the release of the offering funds in conjunction with the post-effective acquisition or merger. The obligations to file post-effective amendments are in addition to the obligations to file Forms 8-
K to report for both the entry into a
material non-ordinary course agreement
and the completion of the transaction.
Rule 419 applies to both primary and re-sale or secondary offerings.

Within five (5) days of filing a post-
effective amendment setting forth the
proposed terms of an acquisition, the
Company must notify each investor whose
shares are in escrow. Each investor then has no fewer than 20 and no greater than 45 business days to notify the Company in writing if they elect to remain an investor.
A failure to reply indicates that the person has elected to not remain an investor. As all investors are allotted this second opportunity to determine to remain an investor, acquisition agreements should be conditioned upon enough funds remaining in escrow to close the transaction.

You May Not Be Entitled to Protections
Normally Afforded to Investors of Bank
Check Companies.

If the net proceeds of an offering under the Securities Act of 1933 is used to complete our merger we do not anticipate tangible assets in excess of $5,000,001 upon the successful consummation of an offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules which would, for example, completely restrict the transferability of our securities, require us to complete our initial business combination within 18 months of the effective date of the initial registration statement and restrict the use of interest earned on the funds held in the trust account.

Investors will then not be entitled to
protections normally offered to investors in Rule 419 blank check offerings.

 Dividends unlikely in the Short Term.

The Company does not expect to pay
dividends for the foreseeable future
because it has no revenues or cash
resources. The payment of dividends will be contingent upon the Company's future revenues and earnings, if any, capital requirements and overall financial conditions. The payment of any future dividends will be within the discretion of the Company's board of directors as then constituted. The Company expects that future Management following a the merger will determine to retain any earnings for use in its business operations and accordingly, the Company does not anticipate declaring any dividends in the foreseeable future.

ITEM 2. FINANCIAL
INFORMATION

Management's Plan of Operation

The following discussion contains
forward-looking statements. Forward-
looking statements give our current
expectations or forecasts of future events.
You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use of words such as "anticipate", "estimate",
"expect", "project", "intend", "plan",
"believe", and other words and terms of
similar meaning in connection with any
discussion of future operating or financial performance. From time to time, we also may provide forward-looking statements in other materials we release to the public.

Overview

The Company's current business objective
is to create scalable markets which have
short term cash-flows to offset the cost of
operations.   We intend to use the
Company's limited personnel and
financial resources in connection with
such activities. The Company will utilize its capital stock, debt or a combination of capital stock and debt, in effecting a market sectors to obtain cash-flows. It may be expected that entering into a market sector will involve the issuance of additional shares of capital stock. The issuance of additional shares of our capital stock:

?
may significantly reduce the equity
interest of our stockholders;


?
may cause a change in control if a
substantial number of our shares of
capital stock are issued, and may
result in the resignation or removal of
our present officer and director; and


?
may adversely affect the prevailing
market price for our common stock.

Similarly, if we issued debt securities, it could result in:

?
default and foreclosure on our assets
if our operating revenues after a
business combination were
insufficient to pay our debt
obligations;


?
acceleration of our obligations to
repay the indebtedness even if we
have made all principal and interest
payments when due if the debt
security contained covenants that
required the maintenance of certain
financial ratios or reserves and any
such covenants were breached
without a waiver or renegotiations of
such covenants;


?
our immediate payment of all
principal and accrued interest, if any,
if the debt security was payable on
demand; and


?
our inability to obtain additional
financing, if necessary, if the debt
security contained covenants
restricting our ability to obtain
additional financing while such
security was outstanding.


Results Of Operations During The Year
Ended 2018 and 2019 as filed in our 10-
K.
2019

Operating Revenue was limited for these
periods (2018 and 2019) with costs
incurred pursuant to the costs of the
Exchange Act.   The two new markets
created by the Company in 2020 have
been funded from operations of the
separate entities and have not been funded by the Company.

Liquidity

Currently, we are reliant on management
to pay costs associated with running the Company on a day to day basis.

To the extent that our capital resources are insufficient to meet current or planned operating requirements, we will seek additional funds through equity or debt financing, collaborative or other arrangements with corporate partners, licensees or others, and from other sources, which may have the effect of diluting the holdings of existing shareholders. The Company has no current arrangements with respect to, or sources of, such additional financing and we do not anticipate that existing shareholders will provide any portion of our future financing requirements.

No assurance can be given that additional financing will be available when needed or that such financing will be available on terms acceptable to the Company. If adequate funds are not available, we may be required to delay or terminate expenditures for certain of its programs that it would otherwise seek to develop and commercialize. This would have a material adverse effect on the Company.

Off-Balance Sheet Arrangements

As of December 31, 2019 and 2018, we
did not have any off-balance sheet
arrangements as defined in
Item 303(a)(4)(ii) of Regulation S-K
promulgated under the Securities Act of
1934.

Contractual Obligations and
Commitments

As of December 31, 2019 and 2018, we
did not have any contractual obligations.

Critical Accounting Policies

Our significant accounting policies are
described in the notes to our financial
statements for the years ended December
31, 2019 and 2018, and are included
elsewhere in this registration statement.

ITEM 3. DESCRIPTION OF
PROPERTY

The Company's corporate office is located
at 11811 North Freeway, Suite 500,
Houston, TX.   The Company believes
that the office facilities are sufficient for the foreseeable future and this arrangement will remain until we turn profitable at which point past accrued and future rent shall be paid.

ITEM 4. SECURITY OWNERSHIP
OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The 10-K and subsequently 8-K filed in
December 2020 set forth information
regarding the beneficial ownership of as of the filing date. The information in those Beneficial Owner and Management tables provides the ownership information for: each person known by us to be the beneficial owner of more than 5% of our common stock; each of our directors; each of our executive officers; and our executive officers and directors as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.


ITEM 5. DIRECTORS, EXECUTIVE
OFFICERS, PROMOTERS AND
CONTROL PERSONS

The following table sets forth the names and ages of the member of our Board of Director and our executive officers and the positions held by each.

Name

Title
Paul D.
Landrew
Stephen H.
Watkins

Chairman
CEO

Section 16(a) Compliance
Section 16(a) of the Securities and
Exchange Act of 1934 requires the
Company's directors and executive
officers, and persons who own
beneficially more than ten percent (10%) of the Company's Common Stock, to file reports of ownership and changes of ownership with the Securities and
Exchange Commission. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Once the Company becomes subject to the Exchange Act of 1934, our office and director has informed us that he intends to file reports required to be filed under
Section 16(a).
ITEM 6. EXECUTIVE
COMPENSATION

No executive compensation was paid
during the fiscal years ended December
31, 2020. The Company had no
employment agreement with any of its
officers and directors.

ITEM 7. CERTAIN RELATIONSHIPS
AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE

The Company is provided management
services provided by Mr. Watkins and/or
related companies and there are no
employees.  Mr. Watkins manages the day
to day operations of the Company; and
take the necessary actions to enable the Company to become a viable operating entity.

ITEM 8. LEGAL PROCEEDING

None.

ITEM 9. MARKET PRICE OF AND
DIVIDENDS ON THE COMPANY'S
COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS

Market Information

Our common stock trades on the OTC
Markets.

As of December 30, 2020, our shares of
common stock were held by less than one
hundred stockholders of record. The
transfer agent of our common stock is V
Stock Transfer, LLC.

Dividends

Holders of common stock are entitled to
dividends when, as, and if declared by the Board of Directors, out of funds legally available, therefore. We have never declared cash dividends on its common stock and our Board of Directors does not anticipate paying cash dividends in the foreseeable future as it intends to retain future earnings to finance the growth of our businesses. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.

Securities Authorized for Issuance Under
Equity Compensation Plans

No equity compensation plan or
agreements under which our common
stock is authorized for issuance has been adopted during the fiscal years ended
December 31, 2020.

ITEM 10. RECENT SALES OF
UNREGISTERED SECURITIES

None

The issuance was completed pursuant to
Section 4(a)(2) of the Securities Act.

ITEM 11. DESCRIPTION OF
COMPANY'S SECURITIES TO BE
REGISTERED

The following statements relating to the capital stock set forth the material terms of the Company's securities; however, reference is made to the more detailed provisions of our Certificate of
Incorporation and by-laws, copies of
which are filed herewith.

Common Stock

Our Certificate of Incorporation authorize the issuance of 2,500,000,000 shares of common stock, par value $0.0001. Our holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock do not have cumulative voting rights.
Holders of common stock are entitled to
share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from legally available funds. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase the Company's common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions.
The payment of dividends, if any, will be within the discretion of our board of directors. We intend to retain earnings, if any, for use in our business operations and accordingly, the board of directors does not anticipate declaring any dividends nor can there be any assurance that any dividends will be paid.

ITEM 12. INDEMNIFICATION OF
DIRECTORS AND OFFICERS

Our articles of incorporation, by-laws and director indemnification agreements provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved
(including, without limitation, as a
witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the Company, in the case of a director, is or was serving at our request as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Nevada General
Corporation Law against all expense,
liability and loss reasonably incurred or suffered by such.

Nevada General Corporation Law permits
a corporation to indemnify any director or officer of the corporation against expenses
(including attorney's fees), judgments,
fines and amounts paid in settlement
actually and reasonably incurred in
connection with any action, suit or
proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Nevada General Corporation
Law, our articles of incorporation
eliminates the liability of a director to us for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

?
from any breach of the director's duty
of loyalty to us;


?
from acts or omissions not in good
faith or which involve intentional
misconduct or a knowing violation of
law;


?
under Section 174 of the Nevada
General Corporation Law; and


?
from any transaction from which the
director derived an improper personal
benefit.


ITEM 13. FINANCIAL
STATEMENTS AND
SUPPLEMENTARY DATA

INDEX TO FINANCIAL
STATEMENTS

10-K and 10-Q are filed with
SEC/EDGAR when and if available.
 SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 30, 2020

Universal Solar Technology Inc.

By:
/s/ Stephen H.
Watkins


Stephen H.
Watkins,
CEO